UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2006

ACT Teleconferencing, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-27560	85-1132665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado 80401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 233-3500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2006, the Board of Directors (the “Board”) of ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), extended to Mr. Rick Fresia, age 51, an offer of employment as Chief Financial Officer, which offer Mr. Fresia accepted. The terms of the employment are set forth in the Letter of Employment filed herewith as Exhibit 10.1. As Chief Financial Officer, Mr. Fresia will serve as the Company’s principal accounting and principal financial officer. From February 24, 2006 until the hiring of Mr. Fresia on November 28, 2006, Mr. Gene Warren, the President and Chief Executive Officer of the Company, served as the Company’s acting principal financial officer. Mr. Warren will continue to serve as the Company’s President and Chief Executive Officer.

Mr. Fresia’s annual base salary, effective November 28, 2006, is $175,000. He is eligible for a target bonus up to 50% of his annual base salary. In the case of extraordinary performance, Mr. Fresia is eligible for an overachievement bonus. Mr. Fresia is entitled to receive an initial grant of 3,000,000 shares of the Company’s common shares at a price of $.20 per share following stockholder approval of certain amendments to the Company’s stock option plan. The options will vest in equal annual increments over a five-year period. Mr. Fresia is eligible to participate in all of the Company’s benefits programs. While Mr. Fresia will be deemed an employee at-will, he is entitled to a severance package equal to six months’ salary in the event the Company terminates him without cause after the three-month anniversary of his start date.

The foregoing description of the employment arrangement between the Company and Mr. Fresia is qualified in its entirety by the Letter of Employment filed herewith as Exhibit 10.1, the terms of which are incorporated herein by reference.

From February 2004 to January 2005, Mr. Fresia served as Vice President of Finance, and from January 2005 to June 2006, served as Chief Financial Officer for HealtheTech, Inc., a public company. From April 2002 to May 2003, Mr. Fresia served as Executive Vice President and Chief Financial Officer for Expanets, Inc., a privately-held company with annual revenues in excess of $700 million. At Expanets, Mr. Fresia led a team of more than 150 financial professionals across 20 geographic regions and oversaw the financial turnaround of this company in preparation for the sale of the company to Avaya, Inc. Prior thereto, Mr. Fresia served as Executive Vice President and Chief Financial Officer of QCS from 1999 to 2002. None of the foregoing entities is a parent, subsidiary or other affiliate of the Company.

There are no family relationships between Mr. Fresia and any of the Company’s other directors or executive officers. Except for the employment agreement described herein, there are no transactions between the Company or any of its subsidiaries and Mr. Fresia or any member of his immediate family requiring disclosure under this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

N/A

(b)	Pro forma financial information.

N/A

(c)	Shell company transactions.

N/A

(d)	Exhibits.

Exhibit Number	Description

10.1	Rick Fresia Letter of Employment dated November 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT TELECONFERENCING, INC.

Date: December 4, 2006	By:	/s/ Gene Warren
	Name:	Gene Warren
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Rick Fresia Letter of Employment dated November 29, 2006.